UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 13, 2004

COMMISSION FILE NO. 0-25842

Gas Transmission Northwest Corporation

(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5. Other Events

As discussed in the Quarterly Report on Form 10-Q filed by Gas Transmission Northwest Corporation (GTNC) for the period ended March 31, 2004, on February 24, 2004, National Energy & Gas Transmission and certain of its indirect wholly owned subsidiaries executed a Stock Purchase Agreement with TransCanada American investments Ltd., TransCanada Corporation and TransCanada PipeLine USA Ltd. (collectively, TransCanada) for the purchase by TransCanada of the common stock of GTNC. On May 13, 2004, the United States Bankruptcy Court for the District of Maryland issued an order authorizing and approving the Stock Purchase Agreement and related agreements and authorizing consummation of the transactions contemplated therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

GAS TRANSMISSION NORTHWEST CORPORATION

May 14, 2004	By:	/s/ Thomas E. Legro
Thomas E. Legro
Vice President and Controller